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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




Date of Report:  May 27, 1998



                           PHYSICIANS' SPECIALTY CORP.
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               (Exact name of registrant as specified in charter)


                                    DELAWARE
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                 (State of other jurisdiction of incorporation)


          1-12759                                 58-2251438
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(Commission File Number)               (IRS Employer Identification No.)


1150 Lake Hearn Drive, Suite 640, Atlanta, Georgia            30342
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 (Address of principal executive offices)                   (Zip Code)


Registrant's telephone no. including area code:  (404) 256-7535
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(Former Address, if changed since Last Report)               (Zip Code)



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Item 2.      Acquisition or Disposition of Assets

         On May 27, 1998, pursuant to a stock purchase agreement, Physicians' Specialty Corp. (the "Company"), through PSC Acquisition Corp., a wholly-owned subsidiary of the Company, acquired (i) substantially all of the tangible assets and assumed certain contractual liabilities of Physicians' Domain, Inc., a White Plains, New York based ENT physician practice management company ("Physicians' Domain") and (ii) the stock of three corporations that are successors to three ENT physician practices affiliated with Physicians' Domain employing an aggregate of 20 physicians and 16 allied health care professionals with 11 clinical offices in Southern New York and Northern New Jersey (collectively, "PDI"). In connection with the PDI transaction, the Company (i) paid approximately $5.0 million in cash, (ii) discharged approximately $4.2 million of liabilities of PDI and (iii) issued a subordinated long-term promissory note in the principal amount of approximately $6.4 million, which note matures in May 2003, accrues interest at a rate of 6.0% per annum, payable quarterly, is secured by the fixed assets acquired by the Company in the transaction and is subordinate to senior indebtedness, including borrowings under the Company's credit facility. In addition, the Company will pay an additional $500,000, in cash or shares of Common Stock at the Company's option, if the PDI practices achieve stipulated performance targets. Pursuant to the stock purchase agreement, the physicians at PDI will have the right to nominate one member to the Board of Directors of the Company.

         In connection with the PDI transaction, the Company entered into management services agreements with two newly organized ENT practices employing the 20 ENT physicians. The management services agreements provide for an aggregate fixed annual management fee of approximately $2.1 million, plus reimbursement of practice operating expenses. Pursuant to the management services agreements, the fixed management fee is subject to annual increases after May 27, 2003 consistent with the annual percentage increase in the consumer price index for the prior year. The management services agreements also provide for mutually agreed increases in the fixed management fee upon (i) the management by the Company of ancillary business developed or acquired or (ii) the acquisition of additional physician practices which are merged into the existing PDI practices.

         The Company used a portion of the net proceeds received from the Company's public offering in May 1998 to pay the cash component of and to discharge the indebtedness of PDI assumed by the Company in connection with the PDI transaction.

         Except for the descriptions of historical facts contained herein, this report contains forward-looking statements that involve risks and uncertainties as detailed from time to time in the Company's filings under the Securities Act of 1933 and the Securities Exchange Act of 1934, including, Company's limited operating history; risks associated with combined operations; and risks relating to acquisitions and managing growth; dependence on affiliated physicians; dependence on managed care organizations and risks associated with capitated arrangements, including potential reductions in reimbursement; competition; regulatory risks; risks relating to credit facility and substantial leverage; and other risks.


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


Item 7.           Financial Statements, Pro Forma Financial Information and Exhibits

         (a)      Financial Statements of the Businesses Acquired

                  Financials for the Company and Ear, Nose & Throat Associates, P.C.  to be filed by amendment within the time period specified by Item 7 of Form 8-K.

         (b)      Pro Forma Financial Information

                  To be filed by amendment within the time period specified by Item 7 of Form 8-K.

         (c)      Exhibits

                  10.47    Management Services Agreement dated May 27, 1998 among the Registrant,
                           PSC Management Corp. and ENT Associates LLP.

                  10.48    Management Services Agreement dated May 27, 1998 among the Registrant,
                           PSC Management Corp. and ENT Associates of New Jersey, P.C.

                  10.49    Termination Letter terminating the Stock Purchase Agreement dated May 22,
                           1998 by and among the Registrant, PSC Acquisition Corp. and the other parties named therein.

                  10.50    Stock Purchase Agreement dated as of May 27, 1998 by and among the
                           Registrant, PSC Acquisition Corp. and the other parties named therein
                           (superseding the Stock Purchase Agreement dated as of May 1, 1998 by and among the Registrant, PSC Acquisition Corp. and the other parties named therein and filed as Exhibit 10.46 to the Registrant's Quarterly
                           Report on Form 10-Q for the three months ended March 31, 1998).

                  10.51    Promissory Note in the Principal Amount of $6,401,986 issued by PSC
                           Acquisition Corp. and PSC Management Corp. and guarantied by the
                           Registrant to Kurzman & Eisenberg, LLP as agent for the parties named therein.




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            PHYSICIANS' SPECIALTY CORP.



                            By: /s/ Robert A. DiProva
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                               Robert A. DiProva
                               Executive Vice President and
                                      Chief Financial Officer

Dated:  June 8, 1998



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